DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Andrew P. Gilbert
Michael E. Helmer

November 8, 2017

ADMA Biologics, Inc.

465 State Route 17

Ramsey, New Jersey 07446

Re:	Registration Statements on Form S-1

Ladies and Gentlemen:

We have acted as counsel to ADMA Biologics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of (i) a Registration Statement on Form S-1 (the “Prior Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance by the Company of up to $35,075,000 of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in the offering described in the Registration Statement, and (ii) a Registration Statement on Form S-1 to be filed by the Company pursuant to Rule 462(b) promulgated under the Act (the “462(b) Registration Statement,” and together with the Prior Registration Statement, the “Registration Statements”), relating to the proposed issuance by the Company of up to $6,900,000 of shares of Common Stock (the “462(b) Shares”).

In connection with this opinion letter, we have examined the Registration Statements and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation, as amended and restated, and Bylaws, as amended and restated, of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the 462(b) Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Registration Statements, will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the 462(b) Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)